UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2006

MAKEMUSIC, INC.
(Exact name of registrant as specified in its charter)

Minnesota
(State or Other Jurisdiction of Incorporation)

0-26192	41-1716250
(Commission File Number)	(IRS Employer
Identification No.)
7615 Golden Triangle Drive, Suite M Eden Prairie, Minnesota 55344-3848
(Address of Principal Executive Offices) (Zip Code)

(952) 937-9611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On December 19, 2006, MakeMusic, Inc. entered into a Separation Agreement and Release (the “Agreement”) with William R. Wolff, the former Chairman, Chief Executive Officer and Chief Financial Officer of MakeMusic. The Agreement provides that, effective December 18, 2006, Mr. Wolff’s employment with MakeMusic was terminated. Pursuant to the Agreement, Mr. Wolf will receive a separation payment equal to twelve months of his base salary, payable in twelve monthly installments. In addition, Mr. Wolff will receive a 2006 bonus based on applicable bonus criteria, which bonus will be calculated in January 2007. Mr. Wolff has agreed to release any and all claims against MakeMusic.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements: None.
(b)	Pro forma financial information: None.
(c)	Shell company transactions: None.
(d)	Exhibits:
10.1	Separation Agreement and Release effective as of December 19, 2006 with William R. Wolff

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 21, 2006

MAKEMUSIC, INC.

By:	/s/ Karen L. VanDerBosch
Karen L. VanDerBosch Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
December 19, 2006	000-26192

MakeMusic, Inc.

EXHIBIT NO.	ITEM

10.1	Separation Agreement and Release effective as of December 19, 2006 with William R. Wolff